Exhibit 107

Calculation of Filing Fee Tables

F-4
(Form Type)

SatixFy Communications Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares (2)	457(c; 457(f)	24,200,000	$9.90	(3)	$239,580,000.00	0.0000927	$22,209.07
	Equity	Ordinary Shares issuable upon the exercise of redeemable warrants (4)	457(g)	17,630,000	$11.50	(5)	$202,745,000.00	0.0000927	$18,794.46
	Equity	Warrants (6)	457(g)	17,630,000	$0.00		$0.00	0.0000927	$0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$442,325,000.00		$41,003.53
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due								$41,003.53

(1)	The number of ordinary shares, no par value, of SatixFy Communications Ltd. (the “SatixFy Ordinary Shares,” and “SatixFy”) and warrants (the “SatixFy Public Warrants” and the "SatixFy Private Warrants") to purchase SatixFy Ordinary Shares being registered is based upon an estimate of the sum of (a) the maximum number of (i) Class A ordinary shares, par value $0.0001 per share, of Endurance Acquisition Corp. (the “Endurance Public Shares,” and “Endurance”) and (ii) Endurance Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”), that will be outstanding immediately prior to the business combination described in the proxy statement/prospectus forming part of this registration statement (including the related transactions described therein, the “Business Combination”) and exchanged for one SatixFy Ordinary Share for each such share; and (b) the maximum number of whole warrants of Endurance issued to (i) public investors as part of the units sold in Endurance’s initial public offering (the “Endurance Public Warrants”) and (ii) certain investors in connection with a private placement that occurred concurrently with Endurance’s initial public offering (the “Endurance Private Warrants”) that will be outstanding immediately prior to the Business Combination and exchanged for one SatixFy Public Warrant and one SatixFy Private Warrant, respectively, for each such warrant.
(2)	Represents SatixFy Ordinary Shares issuable in exchange for outstanding Endurance Public Shares and Founder Shares upon the consummation of the Business Combination, consisting of up to 20,000,000 SatixFy Ordinary Shares to be issued to the holders of Endurance Public Shares and 4,200,000 SatixFy Ordinary Shares to be issued to the holders of Founder Shares, which includes up to 1,430,000 Founder Shares held by holders who received such Founder Shares from Endurance.
(3)	Pursuant to Rules 457(c) and 457(f), the proposed maximum offering price per unit of the SatixFy Ordinary Shares is based on the implied average of the high and low prices of the Endurance Public Shares as reported on the Nasdaq Capital Market on August 18, 2022.
(4)	Represents up to (a) 10,000,000 SatixFy Ordinary Shares issuable upon exercise of the SatixFy Public Warrants and (b) up to 7,630,000 SatixFy Ordinary Shares issuable upon exercise of the SatixFy Private Warrants to be issued to holders of Endurance Public Warrants and Endurance Private Warrants, respectively, in exchange for such warrants in connection with the Business Combination. Each whole warrant will entitle the warrant holder to purchase one SatixFy Ordinary Share at a price of $11.50 per share.
(5)	Calculated pursuant to Rule 457(g) of the Securities Act. Represents the exercise price of the SatixFy Public Warrants of $11.50.
(6)	Represents up to (a) 10,000,000 SatixFy Public Warrants to be issued in exchange for outstanding Endurance Public Warrants upon consummation of the Business Combination and (b) 7,630,000 SatixFy Private Warrants to be issued in exchange for outstanding Endurance Private Warrants upon consummation of the Business Combination. Pursuant to Rule 457(g), no separate fee is required.

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